UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 5, 2017

ASHFORD HOSPITALITY PRIME, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-35972 (Commission File Number)	46-2488594 (IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01    Regulation FD Disclosure

On December 5, 2017, the board of directors (the “Board”) of Ashford Hospitality Prime, Inc. (NYSE:AHP) (the “Company”) reapproved a stock repurchase program (the “Repurchase Program”) pursuant to which the Board granted a repurchase authorization to acquire shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) having an aggregate value of up to $50 million.  The Board’s authorization replaced any previous repurchase authorizations.   In addition, on December 11, 2017, the Company established an “at-the-market” equity distribution program (the “At-The-Market Program”) pursuant to which it may, from time to time, sell shares of its Common Stock having an aggregate offering price of up to $50 million.  The Company believes that it is prudent capital management to have the flexibility to use either of the Repurchase Program or the At-The-Market Program, in each case subject to market conditions.  However, the Company has no current intention to repurchase Common Stock pursuant to the Repurchase Program or sell Common Stock pursuant to the At-The-Market Program.

Certain statements and assumptions in this Item 7.01 contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this Item 7.01 include, among others, statements about the Company’s intentions regarding the Repurchase Program and At-The-Market Program. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the Company’s control.  The forward-looking statements included in this Item 7.01 are only made as of the date of this Current Report on Form 8-K. Readers should not place undue reliance on these forward-looking statements. The Company is not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

Item 8.01    Other Events.

On December 11, 2017, the Company, Ashford Hospitality Prime Limited Partnership and Ashford Hospitality Advisors LLC entered into separate equity distribution agreements with Morgan Stanley & Co. LLC and UBS Securities LLC (each, a “Sales Agent” and together, the “Sales Agents”), relating to the offer and sale of shares of the Company’s Common Stock having an aggregate offering price of up to $50,000,000 (the “Shares”).

Sales of the Shares, if any, may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange.

Each Sales Agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all Shares sold through it as Sales Agent under the applicable equity distribution agreement. The Company may also sell some or all of the Shares to a Sales Agent as principal for its own account at a price agreed upon at the time of sale.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-200718), which initially became effective on February 12, 2015, and a prospectus supplement dated December 11, 2017, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The description of the equity distribution agreements contained in this Item 8.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the form of equity distribution agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
1.1	Form of Equity Distribution Agreement
5.1	Opinion of Hogan Lovells US LLP regarding legality of the Common Stock
8.1	Opinion of Andrews Kurth Kenyon LLP regarding tax matters of the Common Stock
23.1	Consent of Hogan Lovells US LLP (included in its opinion filed as Exhibit 5.1)
23.2	Consent of Andrews Kurth Kenyon LLP (included in its opinion filed as Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2017

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel